Exhibit 10.36

September     , 2016

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, MA 02451

Re:    Support Agreement

Dear Ladies and Gentlemen:

The undersigned understands that Histogenics Corporation, a Delaware corporation (the “Company”), and certain investors set forth on the signature pages thereto (the “Investors”), are entering into a Securities Purchase Agreement dated as of the date hereof (the “Securities Purchase Agreement”), pursuant to which the Investors shall purchase and the Company shall sell shares of Common Stock of the Company (the “Initial Common Shares”), warrants to purchase shares of the Common Stock of the Company and shares of Series A Preferred Stock of the Company (collectively, the “Transaction”). All capitalized terms used in this letter agreement but not defined in this letter agreement shall have the meanings given such terms in the Securities Purchase Agreement.

The undersigned is a stockholder of the Company and is entering into this letter agreement to induce the Company and the Investors to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby.

The undersigned confirms its agreement with the Company and the Investors as follows:

1.    The undersigned represents and warrants that Schedule I annexed hereto sets forth the number of all shares of common stock of the Company of which the undersigned is the direct record or beneficial owner (together with any shares of common stock of the Company acquired by the undersigned after the date hereof (whether upon the exercise of warrants, options or otherwise), the “Owned Shares”) and that the undersigned is on the date hereof the lawful owner of the number of the Owned Shares set forth in Schedule I, has the ability to vote (or cause to be voted) all of the Owned Shares and that such Owned Shares are not currently subject to any voting agreement or proxy.

2.    The undersigned agrees that prior to the record date for determining stockholders eligible to vote at the Stockholders Meeting (as defined below) the undersigned will not contract to sell, sell or otherwise transfer or dispose of any of the Owned Shares, any interest in any of the Owned Shares or voting rights with respect to the Owned Shares.

3.    At any meeting of the stockholders of the Company (the “Stockholders Meeting”) called to seek the approval of the stockholders of the transactions contemplated by the Securities Purchase Agreement, including the approval of the Transaction in compliance with the rules and regulations of The NASDAQ Stock Market, LLC (the “Transaction Proposals”), the undersigned shall (i) appear in person or by proxy at such meeting or otherwise cause the Owned Shares to be counted as present at such meeting for purposes of establishing a quorum and (ii) vote (or cause to be voted) the Owned Shares in favor of the approval of the Transaction Proposals.

4.    The undersigned hereby irrevocably grants to, and appoints, the Company, and any individual designated in writing by the Company, and each of them individually, as the undersigned’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the undersigned, to vote the Owned Shares, in respect of the Owned Shares in a manner consistent with Section 3. The undersigned hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Securities Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the undersigned under this Agreement. The undersigned hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The undersigned hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law (“DGCL”). The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this letter agreement. The undersigned hereby revokes any and all previous proxies with respect to the shares of the Company’s voting capital stock as it relates to the Stockholders Meeting. The undersigned agrees not to grant any proxy with respect to such shares of voting capital stock of the Company or enter into or agree to be bound by any voting trust agreement or other arrangement of any kind that is inconsistent with the provisions of this letter agreement. Notwithstanding the foregoing and for clarity, the Initial Common Shares shall not be not counted for purposes of the Stockholders Approval pursuant to the rules of The NASDAQ Stock Market, LLC. The Investors shall be third party beneficiaries of this letter agreement such that the Investors have the direct right to enforce the same, including to obtain specific performance in respect thereof on the terms set forth in Sections 3 and 4 of this letter agreement.

5.    Until the Stockholders Meeting is completed, except with respect to the transaction contemplated by the Securities Purchase Agreement, the undersigned agrees not to, directly or indirectly, knowingly encourage, solicit, initiate, facilitate or continue any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any person or entity concerning any merger, sale of any material portion of the assets, sale of more than 2% of the outstanding shares of capital stock or similar transaction involving the Company or enter into any agreement with respect thereto, and each of them shall terminate and cease any existing activities, discussions or negotiations with respect to the foregoing.

6.    The undersigned represents, warrants and agrees that (i) the undersigned has all necessary power and authority to enter into this letter agreement, (ii) this letter agreement is the legal, valid and binding agreement of the undersigned, and (iii) this letter agreement is enforceable against the undersigned in accordance with its terms.

7.    Nothing in this letter agreement shall limit or restrict the undersigned (or any of its partners, managers or affiliates) from acting in his or such person’s capacity as a director or officer of the Company (it being understood that this Agreement shall apply to the undersigned solely in its capacity as a stockholder of the Company).

8.    The undersigned agrees that in the event, and only in the event, of any breach of its covenants and agreements under this letter agreement, the Company, and if and only if the Company does not enforce this letter agreement against the undersigned, each of the Investors and each of the other stockholders of the Company entering into a substantially similar letter agreement will be entitled to specific performance of such covenants and agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity. The undersigned agrees and acknowledges that, if and only in the event that the undersigned breaches this letter agreement (and in such case if and only if the Company does not enforce this letter agreement against the undersigned), the Investors (as well as the other stockholders of the Company entering into such a letter agreement) are intended third party beneficiaries of this letter agreement and have standing to enforce the provisions hereof against the parties hereto as if the Investors and such stockholders were parties hereto. Should suit be brought in connection with this letter agreement, the substantially prevailing party shall be entitled to recover any of its attorneys’ fees, whether or not the suit proceeds to final judgment.

9.    This letter agreement shall terminate upon the earlier of (i) termination of the Securities Purchase Agreement pursuant to its terms or (ii) the date that is five (5) days following the Stockholders Meeting at which the Transaction Proposals are approved.

10.    This letter agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles that would otherwise apply thereunder.

11.    This letter agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.    In the event anyone or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired, and such unreasonable, unlawful or unenforceable provision shall be interpreted, revised or applied in the manner that renders it lawful and enforceable to the fullest extent possible under law.

Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

Very truly yours, [Name of Stockholder]

By:
Name: Title:

Confirmed and agreed to as of

the date first above written:

Histogenics Corporation

Name:	Adam Gridley
Title:	President and Chief Executive Officer

Schedule I

Owned Shares

Name of Entity	Number of Owners Shares
[Name of Stockholder]	[No. of Shares]